UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 1, 2010

Gladstone Commercial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-33097	020681276
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1521 Westbranch Drive, Suite 200, McLean, Virginia		22102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-287-5800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On September 9, 2010, Gladstone Commercial Corporation (the "Company") filed a universal shelf registration statement on Form S-3 (File No. 333-169290), as amended (the "Universal Shelf"), with the Securities and Exchange Commission ("SEC") to replace the Company’s then existing shelf registration statement on Form S-3 (File No. 333-147856), which was due to expire on December 19, 2010. The SEC subsequently declared the Universal Shelf effective on September 27, 2010. Because of the filing of the Universal Shelf, the Company also filed a new prospectus supplement, dated November 1, 2010, relating to the offer and sale of the remaining $23,978,306 in shares of the Company’s common stock, par value $0.001 per share, that may be issued from time to time pursuant to the previously announced Open Market Sales Agreement between the Company and Jefferies & Company, Inc. For further details regarding the Open Market Sales Agreement, please refer to the new prospectus supplement and to the Company’s Current Report on Form 8-K filed which was previously filed with the SEC on November 4, 2009.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description
5.1 Opinion of Venable LLP as to the legality of the securities being registered
23.1 Consent of Venable LLP (included in Exhibit 5.1)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Commercial Corporation

November 1, 2010	By:	Danielle Jones

Name: Danielle Jones
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

5.1	Opinion of Venable LLP as to the legality of the securities being registered